Exhibit 99.1

DoubleVerify Announces First Quarter 2021 Financial Results

Revenue Increased 32% Year-Over-Year to $67.6 Million Driven by Strong CTV and Social Volume Growth

Advertiser Programmatic Revenue Increased 42% to $33.9 Million

Net Income Increased to $5.6 Million; Adjusted EBITDA Increased 41% to $21.7 Million, or 32% of Revenue

NEW YORK – May 25, 2021 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the first quarter ended March 31, 2021.

“Successfully completing our IPO was an important milestone for DoubleVerify, providing additional capital to further fuel our mission to create a stronger, safer and more secure digital ad ecosystem,” said Mark Zagorski, CEO of DoubleVerify. “We delivered record first quarter revenue, which grew 32% year-over-year, with Adjusted EBITDA exhibiting 41% growth. Our solid topline momentum was driven by global expansion via recent enterprise client wins, product success in fast growing sectors such as CTV, Social and Programmatic and the introduction of new solutions that leverage our ability to measure and verify across both the walled gardens and open internet without cookies or third-party tracking technologies. We are optimistic about continued strong growth for the remainder of 2021 and beyond.”

First Quarter 2021 Financial Highlights:

(All comparisons are to the first quarter of 2020)

●	Total revenue of $67.6 million, an increase of 32%.
●	Advertiser Direct revenue of $27.5 million, an increase of 24%.
o	Media Transactions Measured (“MTM”) for both CTV and Social increased by approximately 75%.
●	Advertiser Programmatic revenue of $33.9 million, an increase of 42%.
●	Supply-Side revenue of $6.1 million, an increase of 18%.
●	Net income increased to $5.6 million, compared to $2.4 million.
●	Adjusted EBITDA of $21.7 million, an increase of 41%.
●	Diluted earnings per share increased to $0.04, compared to $0.02.

First Quarter 2021 Business Highlights:

●	Grew revenue with recently won business at Unilever, UPS, UK Government (via Omnicom UK), Fujifilm Japan and Arnott’s Australia among numerous others.
●	Expanded Custom Contextual targeting for programmatic advertisers, including activation on The Trade Desk.
●	Expanded international coverage for CTV on Roku, building upon our existing measurement partnership, with plans for further international expansion.
●	Continued to grow supply side business, with new customer wins including News Corp, Time, Inc. and Ziff Davis, among others.
●	Enhanced the leadership team with the appointment of Julie Eddleman as EVP, Global Chief Commercial Officer (CCO), who will lead the Company’s sales and client service organizations worldwide, and Doug Campbell as Chief Strategy Officer, who will lead corporate strategy and M&A.
●	Achieved additional Media Rating Council (MRC) accreditation in CTV for display and video rendered ad impression measurement and sophisticated invalid traffic (SIVT) filtration, including app fraud.
●	Launched DV Authentic Attention™, the first privacy-friendly data solution to provide timely, impression-level insights to optimize campaign performance.
●	Expanded Brand Safety/Suitability Services on Facebook video products, now offering the widest brand safety/suitability coverage of any provider on the platform.

“DoubleVerify continues to outpace the growth of the digital advertising market and is well positioned to deliver strong revenue growth and profitability in 2021,” said Nicola Allais, CFO of DoubleVerify. “In the first quarter, revenue growth was driven by continued success in launching new products and expanding market share in the programmatic, CTV and Social sectors. Additionally, we maintained strong customer retention in the quarter, evidenced by a gross revenue retention rate of over 95%. After the quarter closed, we received aggregate net proceeds of $282 million from the IPO and a concurrent private placement, further strengthening our balance sheet and bolstering our ability to expand our global footprint and accelerate our technology roadmap.”

Second Quarter and Full-Year 2021 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Second quarter 2021:

●	Revenue of $72 to $74 million, a year-over-year increase of 38% at the midpoint.
●	Adjusted EBITDA in the range of $20 to $22 million, a year-over-year improvement of 34% at the midpoint.

Full year 2021:

●	Revenue of $322 to $326 million, a year-over-year increase of 33% at the midpoint.
●	Adjusted EBITDA in the range of $103 to $105 million, a year-over-year increase of 42% at the midpoint.

With respect to the Company’s expectations under "Second Quarter and Full Year 2021 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

DoubleVerify will host a conference call and live webcast to discuss its first quarter 2021 financial results at 4:30 p.m. Eastern Time today, May 25, 2021. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers and provide conference ID 13719679. The webcast will be available live on the Investors section of the Company's website at https://ir.doubleverify.com/. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Key Business Terms

Advertiser Direct revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Advertiser Programmatic revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per Media Transaction Measured.

DoubleVerify Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	March 31, 2021	December 31, 2020
Assets:
Current assets
Cash and cash equivalents	$49,815	$33,354
Trade receivables, net of allowances for doubtful accounts of $6,412 and $7,049 as of March 31, 2021 and December 31, 2020 respectively	86,798	94,677
Prepaid expenses and other current assets	12,068	13,904
Total current assets	148,681	141,935
Property, plant and equipment, net	18,948	18,107
Goodwill	227,349	227,349
Intangible assets, net	117,245	121,710
Deferred tax assets	82	82
Other non-current assets	2,089	2,151
Total assets	$514,394	$511,334
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$3,567	$3,495
Accrued expense	20,213	25,419
Income tax liabilities	1,107	1,277
Current portion of capital lease obligations	2,140	1,515
Contingent considerations current	1,660	1,198
Other current liabilities	1,993	1,116
Total current liabilities	30,680	34,020
Long-term debt	22,000	22,000
Capital lease obligations	4,112	3,447
Deferred tax liabilities	30,090	31,418
Other non-current liabilities	2,896	3,292
Contingent considerations non-current	—	462
Total liabilities	$89,778	$94,639
Commitments and Contingencies
Stockholders’ equity
Common stock, $0.001 par value, 700,000 shares authorized, 140,402 shares issued and 125,256 shares outstanding as of March 31, 2021; 140,222 shares issued and 125,074 shares outstanding as of December 31, 2020	140	140
Preferred stock, $0.01 par value, 61,006 shares authorized, issued, and outstanding as of March 31, 2021 and December 31, 2020. Liquidation preference: $350,000 as of March 31, 2021 and December 31, 2020	610	610
Additional paid-in capital	623,755	620,679
Treasury stock, at cost, 15,146 shares as of March 31, 2021 and December 31, 2020	(260,686)	(260,686)
Retained earnings	60,585	54,941
Accumulated other comprehensive income, net of income taxes	212	1,011
Total stockholders’ equity	424,616	416,695
Total liabilities and stockholders' equity	$514,394	$511,334

DoubleVerify Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
Revenue	$67,586	$51,219
Cost of revenue (exclusive of depreciation and amortization shown separately below)	10,203	7,310
Product development	14,179	10,331
Sales, marketing and customer support	15,534	12,319
General and administrative	11,835	10,696
Depreciation and amortization	7,057	5,934
Income from operations	8,778	4,629
Interest expense	390	1,164
Other (income), net	(49)	(320)
Income before income taxes	8,437	3,785
Income tax expense	2,793	1,345
Net income	$5,644	$2,440
Earnings per share:
Basic	$0.05	$0.02
Diluted	$0.04	$0.02
Weighted-average common stock outstanding:
Basic	125,112	139,741
Diluted	133,578	147,233
Comprehensive income:
Net income	$5,644	$2,440
Other comprehensive (loss):
Foreign currency cumulative translation adjustment	(799)	(153)
Total comprehensive income	$4,845	$2,287

DoubleVerify Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

									Accumulated
									Other
									Comprehensive
							Additional		Income (Loss)	Total
	Common Stock		Preferred Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(799)	(799)
Stock-based compensation expense	—	—	—	—	—	—	2,538	—	—	2,538
Common stock issued upon exercise of stock options	180	—	—	—	—	—	538	—	—	538
Net income	—	—	—	—	—	—	—	5,644	—	5,644
Balance as of March 31, 2021	140,402	$140	61,006	$610	15,146	$(260,686)	$623,755	$60,585	$212	$424,616

Balance as of January 1, 2020	139,721	$140	—	$—	—	$—	$283,457	$34,488	$(67)	$318,018
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(153)	(153)
Stock-based compensation expense	—	—	—	—	—	—	802	—	—	802
Common stock issued upon exercise of stock options	32	—	—	—	—	—	70	—	—	70
Net income	—	—	—	—	—	—	—	2,440	—	2,440
Balance as of March 31, 2020	139,753	$140	—	$—	—	$—	$284,329	$36,928	$(220)	$321,177

DoubleVerify Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2021	2020
Operating activities:
Net income	$5,644	$2,440
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt (recovery) expense	(390)	709
Depreciation and amortization expense	7,057	5,934
Amortization of debt issuance costs	74	72
Accretion of acquisition liabilities	—	21
Deferred taxes	(1,328)	(1,624)
Stock-based compensation expense	2,538	802
Interest expense (income)	66	(29)
Change in fair value of contingent consideration	—	(979)
Offering costs	3,073	870
Other	(68)	621
Changes in operating assets and liabilities net of effect of business combinations
Trade receivables	7,803	4,098
Prepaid expenses and other current assets	1,754	811
Other non-current assets	(12)	(44)
Trade payables and other liabilities	(524)	1,291
Accrued expenses	(6,469)	(3,854)
Other current liabilities	1,102	1,093
Other non-current liabilities	(856)	470
Net cash provided by operating activities	19,464	12,702
Investing activities:
Purchase of property, plant and equipment	(1,915)	(3,049)
Net cash (used in) investing activities	(1,915)	(3,049)
Financing activities:
Payments of long-term debt	—	(188)
Payments related to offering costs	(1,181)	(676)
Payment of contingent consideration related to Zentrick acquisition	—	(601)
Proceeds from common stock issued upon exercise of stock options	538	70
Capital lease payments	(235)	(418)
Net cash (used in) financing activities	(878)	(1,813)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(209)	(143)
Net increase in cash, cash equivalents, and restricted cash	16,462	7,697
Cash, cash equivalents, and restricted cash - Beginning of period	33,395	11,342
Cash, cash equivalents, and restricted cash - End of period	$49,857	$19,039

Cash and cash equivalents	49,815	18,730
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	42	309
Total cash and cash equivalents and restricted cash	$49,857	$19,039
Supplemental cash flow information:
Cash paid for taxes	1,045	541
Cash paid for interest	147	1,069
Non-cash investing and financing activities:
Acquisition of equipment under capital lease	1,518	973
Capital assets financed by accounts payable	—	16
Offering costs included in accounts payable and accrued expense	1,889	306

Comparison of the Three Months Ended March 31, 2021 and March 31, 2020

Revenue

	Three Months Ended March 31,		Change	Change
	2021	2020	$	%

	(In Thousands)
Revenue by customer type:
Advertisers - direct	$27,541	$22,187	$5,354	24%
Advertisers - programmatic	33,912	23,851	10,061	42
Supply - side customer	6,133	5,181	952	18
Total revenue	$67,586	$51,219	$16,367	32%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. A metric similar to Adjusted EBITDA is used in certain calculations under our New Revolving Credit Facility. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. In addition, other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended March 31,
	2021	2020

	(In Thousands)
Net income	$5,644	$2,440
Net income margin	8%	5%
Depreciation and amortization	7,057	5,934
Stock-based compensation	2,538	802
Interest expense	390	1,164
Income tax expense	2,793	1,346
M&A (recoveries) costs (a)	(18)	215
Offering costs and IPO readiness costs (b)	3,261	1,641
Other costs (c)	109	2,163
Other (income) (d)	(49)	(320)
Adjusted EBITDA	$21,725	$15,385
Adjusted EBITDA margin	32%	30%

(a)	M&A (recoveries) costs for the three months ended March 31, 2021 and 2020 consist of third-party costs and deferred compensation costs related to acquisitions.
(b)	Offering costs and IPO readiness costs for the three months ended March 31, 2021 and 2020 consist of third-party costs incurred in preparation for our IPO.
(c)	Other costs for the three months ended March 31, 2021 and 2020 consist of reimbursements paid to Providence. For the three months ended March 31, 2020, other costs also include costs related to the departure of our former Chief Executive Officer, and third-party costs incurred in response to investigating and remediating certain IT/cybersecurity matters that occurred in March 2020.

(d)	Other (income) consists of interest income, change in fair value associated with contingent considerations, and the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect income tax expense or the cash requirements to pay income taxes;
•	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income as follows:

	Three Months Ended
	March 31,
(in thousands)	2021	2020

Product development	$278	$101
Sales, marketing and customer support	624	172
General and administrative	1,636	529
Total stock-based compensation	$2,538	$802

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com